Exhibit 99. - p(i)


                              Flag Investors Funds
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                   Deutsche Banc Alex. Brown Cash Reserve Fund
                           Consolidated Code of Ethics
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I.       General
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Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for investment company personnel and other "Access Persons" to engage in "fraudulent, deceptive or manipulative" practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. The Rule also requires every investment company, the investment company's investment advisor and, in certain cases, the investment company's principal underwriter, to adopt a Code of Ethics containing provisions "reasonably necessary to prevent" such prohibited practices.

This document constitutes the Code of Ethics required by Rule 17j-1 for the "Funds", as defined in Appendix A. Appendix A also provides certain other definitions for entities which are referenced in this Code of Ethics.


II.      Definitions
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For purposes of this Code, the following terms have the meanings set forth as follows:

A.       "Access Person" means:
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         1. Any director, trustee or officer of a Fund, Advisor or Sub-Advisor(1);

         2. Every "Advisory Person" of a Fund, Advisor or Sub-Advisor. An "Advisory Person" is:

                  (a) any employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

                  (b) any natural person in a Control relationship to a Fund, Advisor or Sub-Advisor who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Security by the Fund; and

         3. Any director, trustee or officer of the Distributor who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Securities for the Funds or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Funds regarding any Purchase or Sale of Securities.

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(1) If an Advisor or Sub-Advisor is primarily engaged in a business other than advising funds or advisory clients within the meaning of Section (a)(1)(B) of Rule 17j-1 under the 1940 Act, "Access Person" means any director, officer or Advisory Person of an Advisor or Sub-Advisor who, with respect to a Fund for which such entity acts as Advisor or Sub-Advisor, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment advisor or sub-advisor to the Fund.

B. "Beneficial Ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16a1-(a)(2) of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.

C. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

D. "Covered Persons" means any officer, director, trustee or employee of the Funds, Advisor, Sub-Advisors or Distributor.

E. "Disinterested Director" means a director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2 (a)(19) of the Investment Company Act of 1940.

F. "Purchase or Sale of a Security" means obtaining or disposing of "Beneficial Ownership" of that Security and includes, among other things, the writing of an option to purchase or sell a Security.

G. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered, open-end investment companies.

III.     General Principles Applicable to Covered Persons
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A.       Introduction
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         Although certain provisions of this Code of Ethics apply only to Access Persons, all Covered Persons are subject to the prohibitions of Rule 17j-1 against fraudulent, deceptive and manipulative practices and to the general fiduciary principles as set forth in III.B. and III.C. below.

         Every Covered Person should appreciate the need to behave in an ethical manner with respect to the Funds. In particular, all Covered Persons who are involved in any way with the activities of a Fund should be wary of any potential conflicts between their duty of loyalty to a Fund and their own financial interests, particularly with respect to their own securities trading activities. Covered Persons should take care to preserve the confidentiality of the Funds' business affairs. Covered Persons who are not "Access Persons" but who become aware of proposed fund securities transactions should not engage in transactions in those same securities without the permission of the Secretary of the Fund. Otherwise, Covered Persons who are not Access Persons are not limited in their personal securities transactions by this Code, but such Covered Persons are encouraged to consult with the Secretary of the Funds if they have any doubts about the applicability of the Code of Ethics to any proposed transaction.

B.       Statement of General Fiduciary Principles
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         The following principles are the policy of the Funds and are the obligations of all Covered Persons:

        1. It is the duty of all Covered Persons at all times to place the interests of Fund shareholders first.

        2. All personal securities transactions must be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

        3. Covered Persons must not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a Fund, Advisor, Sub-Advisor and/or Distributor, to the detriment of shareholders of the Funds.

C.       Fraudulent Practices
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         Rule 17j-1 makes it unlawful for any Covered Person, in connection with a Fund with which such Covered Person has a relationship, to:

         1.  employ any device, scheme or artifice to defraud a Fund;

         2. make to a Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund; or

         4.  engage in any manipulative practice with respect to a Fund.


IV.      Requirements Applicable to Disinterested Directors
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A. Exceptions to Quarterly Transaction Report Requirement. Not withstanding the provisions of IV.B., a Disinterested Director is required to complete a Quarterly Transaction Report only if the Disinterested Director knew or, in the ordinary course of fulfilling his official duties as a Fund director or trustee should have known, that during the 15-day period immediately before or after the director's or trustee's transaction, such Security is or was Purchased or Sold, or considered for Purchase or Sale, by a Fund.(2)

B. Quarterly Transaction Reports. Subject to the exception set forth in IV.A., no later than 10 days following the end of the calendar quarter to which such report relates, each Disinterested Director shall report to the Secretary of the Funds the following information on the form attached as Appendix B to this Code:

         With respect to transactions in any Security in which such Disinterested Director has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security:

         o the date of the transaction, title, interest rate (if applicable), number of shares and principal amount of each Security involved;

         o the type of transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         o   the price of the Security at which the transaction was effected;

         o the name of the broker, dealer or bank with or through whom the transaction was effected;

         o   the date the report was submitted.


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(2) This reporting requirement shall not be applicable to securities traded by passively managed index funds.

V.       Requirements Applicable to Advisor, Sub-Advisor and  Distributors
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A. The requirements of this Code of Ethics are not applicable to any Access Person who is subject to a separate Code of Ethics adopted by an Advisor, Sub-Advisor or Distributor of a Fund (as such terms are defined in Appendix A), provided that:

              1. such Code of Ethics complies with the requirements of Rule 17j-1 and has been approved by the Board of Directors or Trustees of the Fund; and

              2. such Advisor, Sub-Advisor or Distributor has certified to the Board of Directors or Trustees of the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics.

B.                Each Advisor, Sub-Advisor and Distributor shall:

                  1. submit to the Fund a copy of its Code of Ethics adopted pursuant to Rule 17j-1;

                  2. promptly report to the Fund in writing any material amendments to such Code;

                  3. furnish to the Fund upon request (and in any event no less than quarterly) written reports which:

                    a. describe any issues arising under its Code of Ethics or procedures during the period specified including (but not limited to) information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

                    b. certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.

                                   APPENDIX A
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                               ENTITY DEFINITIONS
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"Fund" shall mean each of the following and any series of the following hereafter designated:

         Flag Investors Communications Fund, Inc. ("Communications")
         Flag Investors Emerging Growth Fund, Inc. ("Emerging Growth") Flag Investors Short Intermediate Income Fund, Inc. ("Short-
          Intermediate")
         Flag Investors Value Builder Fund, Inc. ("Value Builder")
         Flag Investors Real Estate Securities Fund, Inc. ("Real Estate") Flag Investors Equity Partners Fund, Inc. ("Equity Partners")

         Flag Investors Series Funds, Inc., on behalf of its Series:
                  Flag Investors International Equity Fund

         Flag Investors Funds, Inc., on behalf of each of its Series:
                  Top 50 World
                  Top 50 Europe
                  Top 50 Asia
                  Top 50 US
                  European Mid-Cap Fund
                  Japanese Equity Fund

         Flag Investors Portfolios Trust ("Portfolios Trust"), on behalf of each of its Portfolios:

                  Top 50 World Portfolio
                  Top 50 Europe Portfolio
                  Top 50 Asia Portfolio
                  Top 50 US Portfolio
                  Provesta Portfolio
                  Japanese Equity Portfolio
                  Communications Portfolio
                  Equity Partners Portfolio

         Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. ("Cash Reserve"), on behalf of each of its Series:

                  Prime Series
                  Treasury Series
                  Tax-Free Series

Investment Company Capital Corp. (an "Advisor") is the investment advisor to Communications, Emerging Growth, Short-Intermediate, Value Builder, Real Estate, Equity Partners, Portfolios Trust, on behalf of the Communications and Equity Partners Portfolios, and Cash Reserve, on behalf of the Prime, Treasury and Tax-Free Series. Deutsche Funds Management (an "Advisor") is the investment advisor to Portfolios Trust, on behalf of the Top 50 World, Top 50 Europe, Top 50 Asia, Top 50 US, Provesta and Japanese Equity Portfolios.

Alex. Brown Investment Management ("ABIM") is the sub-advisor to Communications, Value Builder and Equity Partners and to Portfolios Trust, on behalf of the Communications and Equity Partners Portfolios; Brown Investment Advisory & Trust Company ("BIA") is the sub-advisor to Emerging Growth and Short-Intermediate; LaSalle Investment Management (Securities) L.P. ("LaSalle") is the sub-advisor to Real Estate; DWS International Portfolio Management GmbH ("DWS") is a sub-advisor to Portfolios Trust, on behalf of the Top 50 World, Top 50 Europe, Top 50 Asia, Provesta and Japanese Equity Portfolios. Deutsche Asset Management, Inc. ("DAMI") is a sub-advisor to Portfolios Trust, on behalf of the Top 50 US Portfolio. ABIM, BIA, LaSalle, DWS, and DAMI are referred to herein as the Sub-Advisors.

ICC Distributors, Inc. ("the Distributor") is the principal underwriter for each of the Funds.

                                   APPENDIX B
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  QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT FOR DISINTERESTED DIRECTORS

A Disinterested Director is required to complete this report ONLY IF the Director knew or, in the ordinary course of fulfilling his official duties as a Fund director or trustee should have known, that during the 15-day period immediately before or after the director's or trustee's transaction, such Security is or was Purchased or Sold, or considered for Purchase or Sale, by a Fund. Reports are due within 10 calendar days after the end of the calendar quarter.*

Name of Reporting Person: ______________________________________________________

Calendar Quarter Ended: ________________________________________________________


                             Securities Transactions
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_______________________________________________________________________________________________________
                                   Number of                               Name of        Disclaim
                   Name of          Shares,                                Broker,       Beneficial
    Date of       Issuer and       Principal         Type of              Dealer or      Ownership?
  Transaction      Title of    Amount, Maturity    Transaction   Price       Bank       (indicate by
                   Security        Date and                               Effecting         "X")
                                 Interest Rate                           Transaction         **
                                (if applicable)
_______________________________________________________________________________________________________
________________ _____________ __________________ ______________ _______ _____________ ________________

________________ _____________ __________________ ______________ _______ _____________ ________________

________________ _____________ __________________ ______________ _______ _____________ ________________

________________ _____________ __________________ ______________ _______ _____________ ________________

_______________________________________________________________________________________________________

I certify that I have included on this report all securities transactions required to be reported pursuant to the Code of Ethics.


____________________________________                     _______________________
Signature                                                Date

_______________________________________________________

Please return this form to Felicia Emry, Deutsche Asset Management Mutual Funds Compliance, One South Street, Baltimore, Maryland 21202. Questions should be directed to Felicia Emry at 410-895-3826.

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* This reporting requirement shall not be applicable to trading activity in passively managed index funds.
** If you do not want this report to be construed as an admission that you have Beneficial Ownership of a particular security, please indicate this by marking an "X" in the box.